CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report included herein dated May 15, 1999, except for Note 9 to the financial statements which is as of June 25, 1999, and the reference to our firm under the caption "Experts" included in or made part of this Form 10-SB.


/S/ Lucas, Horsfall, Murphy & Pindroh, LLP

Pasadena,  CA
June  29,  1999

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